


                               PRICING SUPPLEMENT


                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)


                           United Parcel Service, Inc.

                                    UPS Notes



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Pricing Supplement No. 61                                   Trade Date: 10/22/01
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 10/25/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is October 24, 2001



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

         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UCN2             $10,435,000.00              5.25%                  10/15/11                 100%



    Interest Payment
       Frequency                                     Subject to                 Dates and terms of redemption
      (begin date)          Survivor's Option        Redemption                (including the redemption price)
    ----------------        -----------------        ----------                 -------------------------------
        04/15/02                   Yes                  Yes                             100% 10/15/03
     semi-annually                                                                 semi-annually thereafter




                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $10,309,780.00            $125,220.00               $2.00             ABN AMRO Financial
                                                                             Services, Inc.
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